                                                                    EXHIBIT 4.12

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.



                                                           March 9, 2000



                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                         OPTICAL NETWORKS, INCORPORATED

         THIS CERTIFIES THAT for good and valuable consideration, receipt of which is hereby acknowledged, Fenwick & West LLP (or its permitted and registered assigns) ("Registered Holder"), is entitled, subject to the terms and conditions of this Warrant, to purchase from Optical Networks, Incorporated, a California corporation (the "Company") at any time beginning on March 9, 2000 and ending on 5:00 p.m. Pacific Time on March 9, 2004 (the "Expiration Date"),
(a) up to 200,000 shares of Warrant Stock (as defined below) at a price per share equal to the Warrant Price (as defined below), upon surrender of this Warrant at the principal office of the Company, together with a duly executed subscription form in the form attached hereto as Exhibit 1 and simultaneous
                                                 ---------
payment of the full Warrant Price for the shares of Warrant Stock so purchased in either (i) lawful money of the United States, or (ii) for cancellation of indebtedness owed by the Company to the Registered Holder; or (b) up to that number of shares of Warrant Stock determined in accordance with the provisions of Section 3 below relating to cashless net exercises, upon surrender of this Warrant at the principal office of the Company, together with a duly executed cashless net issue election subscription form in the form attached hereto as
Exhibit 2.  The Warrant Price and the number and character of shares of Warrant
---------
Stock purchasable under this Warrant are subject to adjustment as provided herein.

    1.   Certain Definitions.  The following definitions shall apply for
         -------------------
purposes of this Warrant:

    (a) "Warrant Price"  shall mean a per share price of Fifteen Dollars
($15.00).

    (b) "Warrant" shall mean this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.

    (c) "Warrant Stock" shall mean the Common Stock of the Company.

    2.   Exercise.  Subject to compliance with all applicable securities laws,
         --------
this Warrant may be exercised at any time or from time to time on or before the Expiration Date, for all, or a portion, of the 200,000 shares of Warrant Stock issuable upon exercise of this Warrant (as such number of shares may be adjusted pursuant to the provisions set forth below), by surrendering this Warrant at the principal office of the Company at 166 Baypointe Parkway, San Jose, California 95134-1621, with the subscription form attached hereto as Exhibit 1 duly
                                                          ---------
executed by the Registered Holder, and payment, in cash and/or cancellation of bona fide indebtedness of the Company to the Registered Holder, of an amount equal to the product obtained by multiplying (i) the number of shares of Warrant Stock to be purchased by the Registered Holder by (ii) the Warrant Price or adjusted Warrant Price therefor, if applicable, as determined in accordance with the terms hereof. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date.
As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the current fair market value of one whole share of Warrant Stock as of the date of exercise, as determined in good faith by the Company's Board of Directors. No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares.

     3.  Net Issue Election.  Notwithstanding the provisions of Section 2 and
         ------------------
subject to compliance with all applicable securities laws, the Registered Holder may, in lieu of exercising this Warrant in exchange for payment of cash or cancellation of bona fide indebtedness, elect to receive instead, without the payment by the Registered Holder of any additional consideration and upon the delivery of a Net Issue Election Notice annexed hereto as Exhibit 2 duly
                                                          ---------
executed, at the principal office of the Company, that number of shares of Warrant Stock equal to X as is computed using the following formula:

                                   Y(A - B)
                                 X = --------
                                       A

         where:

         X = the number of shares of Warrant Stock to be issued to the Registered Holder pursuant to this Section 3.

          Y = the full number of shares of Warrant Stock that would have been issuable upon exercise of this Warrant pursuant to Section 2 as at the time the net issue election is made pursuant to this
               Section 3.

          A = the Fair Market Value (as defined below) of one share of Warrant Stock, as at the time the net issue election is made pursuant to this Section 3.

          B = the Warrant Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 3.

     As used herein, the term "Fair Market Value" of Warrant Stock as of a particular date (the "Determination Date") shall mean (i) if the Warrant Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. automated quotation ("NASDAQ") National Market System, the average of the closing or last sale price, respectively, of a share of Warrant Stock as reported for the five (5) trading days immediately preceding the Determination Date; (ii) if the Warrant Stock is not traded on an exchange or on the NASDAQ National Market System but are traded in the over-the-counter market, then the average of the mean of the closing bid and asked prices for a share of Warrant Stock reported for the five (5) trading days immediately preceding the Determination Date; and (iii) if the Warrant Stock is not publicly traded, then as determined in good faith by the Company's Board of Directors upon a review of relevant factors.

     4.  Fully Paid Shares.  All shares of Warrant Stock issued upon the
         -----------------
exercise of this Warrant shall be validly issued, fully paid and nonassessable.

     5.  Representations and Warranties and Certain Agreements of Registered
         -------------------------------------------------------------------
Holder.  Registered Holder hereby represents and warrants to, and agrees with,
------
the Company, that:

         5.1  Purchase for Own Account.  Each of this Warrant and the Warrant
              ------------------------
Stock (collectively, the "Securities") will be acquired for investment for Registered Holder's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and Registered Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

         5.2  Disclosure of Information.  Registered Holder believes that it has
              -------------------------
received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities. Registered Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Registered Holder or to which Registered Holder had access.

         5.3  Investment Experience.  Registered Holder understands that the
              ---------------------
purchase of the Securities involves substantial risk. Registered Holder (i) has experience as an investor in securities of companies in the development stage and acknowledges that Registered Holder is able to fend for itself, can bear the economic risk of Registered Holder's investment in the Securities and has such knowledge and experience in financial or business matters that Registered Holder is capable of evaluating the merits and risks of this investment in the Securities and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Registered Holder to be aware of the character, business acumen and financial circumstances of such persons.

         5.4  Accredited Investor Status.  Registered Holder is an "accredited
              --------------------------
investor" within the meaning of Regulation D promulgated under the 1933 Act.

         5.5  Restricted Securities.  Registered Holder understands that the
              ---------------------
Securities are characterized as "restricted securities" under the 1933 Act and Rule 144 promulgated thereunder inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, Registered Holder represents that Registered Holder is familiar with Rule 144 of the U.S. Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

         5.6  No Solicitation.  At no time was the Registered Holder presented
              ---------------
with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.

          5.7  Limitations on Disposition.  Registered Holder agrees not to make
               --------------------------
any disposition of all or any portion of the Securities unless and until:

               (a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (b) Registered Holder shall have notified the Company of the proposed disposition, and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, at the expense of Registered Holder or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer in compliance with Rule 144 or Rule 144A; (ii) for any transfer by a Registered Holder that is a partnership or a corporation to (A) a partner of such partnership or shareholder of such corporation, (B) a retired partner of such partnership who retires after the date hereof, (C) the estate of any such partner or shareholder; or (iii) for the transfer by gift, will or intestate succession by any Registered Holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in
                                                    --------
each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 5.7 to the same extent as if the transferee were an original Registered Holder hereunder.

         5.8  Legends.  Registered Holder understands and agrees that the
              -------
certificates evidencing the Securities will bear legends substantially similar to those set forth below in addition to any other legend that may be required by applicable law:

              (a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

             (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code or any other state securities laws.

The legend set forth in (a) above shall be removed by the Company from any certificate evidencing the Securities upon delivery to the Company of an opinion of counsel, reasonably satisfactory to the Company, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale (other than pursuant to Rule 144 or Rule 145 under the 1933 Act) without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Securities.

     6.  Adjustment of Warrant Price and Number of Shares.  The number and
         ------------------------------------------------
character of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor, are subject to adjustment as follows:

         6.1  Adjustment for Stock Splits, Stock Dividends, Recapitalizations,
              ----------------------------------------------------------------
etc.  The Warrant Price and the number of shares of Warrant Stock issuable upon
----
exercise of this Warrant shall be proportionally adjusted to the extent necessary to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of Warrant Stock that occurs after the date of this Warrant.

         6.2  Adjustment for Other Dividends and Distributions.  In case the
              ------------------------------------------------
Company shall, after the date of this Warrant, make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable with respect to the

Warrant Stock payable in securities of the Company (other than issuances with respect to which adjustment is made under Section 6.1), then, and in each such case, the Registered Holder of this Warrant, upon exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Warrant Stock issuable upon such exercise prior to such date, the securities or such other assets of the Company to which such Registered Holder would have been entitled upon such date if such Registered Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

         6.3  Adjustment for Reorganization, Consolidation, Merger.  In case of
              ----------------------------------------------------
any reorganization of the Company (or of any other corporation, the stock or other securities of which are at the time receivable on the exercise of this Warrant), after the date of this Warrant, or in case, after such date, the Company (or any such corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Registered Holder of this Warrant, upon the exercise of this Warrant (as provided in Sections 2 or 3), at any time after the consummation of such reorganization, consolidation, merger, or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Registered Holder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if such Registered Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 6, and the successor or purchasing corporation in such reorganization, consolidation, merger or conveyance (if other than the Company) shall duly execute and deliver to the Registered Holder a supplement hereto acknowledging such corporation's obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation, merger or conveyance.

     7.  Market Stand-Off; Piggyback Registrations.  The Company and the
         -----------------------------------------
Registered Holder agree that the Registered Holder and the shares of Warrant Stock issuable hereunder shall (i) be subject to the terms of the Lock-Up provisions contained in Section 2.7 of the Company's Investor Rights Agreement dated December 22, 1999 (as may be amended from time to time, the "Investor Rights Agreement"), and (ii) shall enjoy "piggyback" registration rights subject to the terms of the Investor Rights Agreement.

     8.  No Impairment.  The Company will not, by amendment of its Articles of
         -------------
Incorporation or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale or assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder under this Warrant against wrongful impairment.

     9.  Certificate as to Adjustments.  In each case of any adjustment in
         -----------------------------
either the Warrant Price or in the number of shares of Warrant Stock, or other stock, securities or property receivable upon the exercise of this Warrant, the Chief Financial Officer of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Warrant Price. The Company will cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Registered Holder.

     10.  Loss or Mutilation.  Upon receipt by the Company of evidence
          ------------------
reasonably satisfactory to it of the ownership, and the loss, theft, destruction or mutilation, of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

     11.  No Rights or Liabilities as Shareholder.  This Warrant does not by
          ---------------------------------------
itself entitle the Registered Holder to any voting rights or other rights as a shareholder of the Company. In the absence of affirmative action by Registered Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Registered Holder shall cause such Registered Holder to be a shareholder of the Company for any purpose.

     12.  Amendment; Waiver.  Any term of this Warrant may be amended, and the
          -----------------
observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Registered Holder.

     13.  Notices.  All notices and other communications from the Company to the
          -------
Registered Holder shall be deemed given when mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last Registered Holder who shall have furnished an address to the Company in writing.

     14.  Law Governing.  This Warrant shall be construed and enforced in
          -------------
accordance with, and governed by, the internal laws of the State of California, excluding that body of law applicable to conflicts of laws.

     15.  Terms Binding.  By acceptance of this Warrant, the Registered Holder
          -------------
of this Warrant (and each subsequent assignee, transferee or Registered Holder of this Warrant) accepts and agrees to be bound by all the terms and conditions of this Warrant.

     16.  Counterparts. This Warrant may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


OPTICAL NETWORKS, INCORPORATED      ACKNOWLEDGED AND ACCEPTED
                                    BY REGISTERED HOLDER:

                                    FENWICK & WEST LLP

By: /s/ Terrence Schmid               By: /s/ Horace L. Nash
   --------------------------            ------------------------
Name: TERRENCE SCHMID                 Name: HORACE L. NASH
     ------------------------              ----------------------
Title:  CFO                           Title: PARTNER
      -----------------------               ---------------------



    [Signature page to Warrant to Purchase Common Stock of Optical Networks,
                                 Incorporated]

                                   EXHIBIT 1
                                   ---------


                              FORM OF SUBSCRIPTION
                              --------------------

                  (To be signed only upon exercise of Warrant)



To:  Optical Networks, Incorporated

         (1) The undersigned hereby elects to purchase ________________ shares of Common Stock of Optical Networks, Incorporated, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

         (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the representations and warranties of the undersigned set forth in Section 5 of the Warrant are true and correct as of this date.


________________________________
(Name)

________________________________    ____________________________________
(Date)                              (Signature of Registered Holder)

                                   EXHIBIT 2
                                   ---------


                           Net Issue Election Notice

To: Optical Networks, Incorporated


         (1) The undersigned hereby elects under Section 3 to purchase _____________ shares of Common Stock pursuant to the terms of the attached Warrant by surrendering the right to purchase _______________ shares of Common Stock pursuant to this Warrant.

         (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the representations and warranties of the undersigned set forth in Section 5 of the Warrant are true and correct as of this date.



________________________________
(Name)

________________________________    ____________________________________
(Date)                              (Signature of Registered Holder)